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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 5, 1999, except for Note 11, as to which the date is April , 1999, with respect to AdForce, Inc. and our report dated October 29, 1998 with respect to StarPoint Software, Inc. in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-73231) and related Prospectus of AdForce, Inc. for the registration of shares of its common stock.

        Our audits also included the financial statement schedule of AdForce, Inc. listed in Item 16(b). This schedule is the responsibility of AdForce's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

San Jose, California

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        The foregoing consent is in the form that will be signed upon the completion of the reincorporation in Delaware described in Note 11 of Notes to Financial Statements.

San Jose, California
April 14, 1999